Exhibit 3.216

ANTONIO ANDERE PEREZ MoRENO NOTARIA 231 , CIUDAD DE MEXICO COPIA CERTIFICADA AVENIDA TECAMACHALCO No . 14 - 6 SUR COL . LOMAS DE CHAPULTEPEC DELEG . MIGUEL HIDALGO C. P . 11000, CIUDAD DE MEXICO.

1 CIENTOS CUARENTA Y CINCO . ------------LD -7865-18-LC- VEINTICINCO MIL CUATROCIENTOS CINCUENTA . MEXICO, a veintiocho de septiembre dos mil dieciocho . ---------------------------------------------- ANTONIO ANDERE PEREZ MORENO, Ti tular de la Doscientos Treinta y Uno de la Ciudad de Mexico, plenamente a satisfacci6n de la compareciente, hago consta EL CONTRATO DE SOCIEDAD MERCANTIL , bajo la RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, que ante ADRIANA SANCHEZ QUIROGA, en representaci6n de las sociedades de nacionalidad extranjera denominadas "ROWAN No . 2 LIMITED. " y "ROWAN COMPANIES, INC .", para lo cual se solici t6 y obtuvo a traves del sistema electr6nico en linea establecido por la Direcci6n General de Normatividad Mercantil para la autorizaci6n de uso de denominaciones y razones sociales de la Secretaria de Economia, la correspondiente constancia de autorizaci6n con clave (mica de documento (CUD) numero "A, DOS, CERO, UNO, OCHO , CERO, NUEVE , CERO , CUATRO , UNO, DOS, TRES, OCHO, CINCO, NUEVE , UNO, UNO, CERO, CERO", de fecha cuatro de septiembre de dos mil dieciocho, misma que me exhibe y agrego al apendice del presente instrumento, marcada bajo la letra "A". ------ - ----- -------------  En relaci6n con la autorizaci6n de uso de denominaci6n social autorizada por la Direcci6n General de Normatividad Mercantil de la Secretaria de Economia descri ta en el parrafo anterior y en cumplimiento de lo dispuesto por el articulo diez del Reglamento para la Autorizaci6n de Uso de Denominaciones y Razones Soci ales, el compareciente me exhibe, lo que manifiesta bajo protesta de decir verdad, es la documentaci6n relativa a la autorizaci6n otorgada por la sociedad mercantil denominada "ROWAN", SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE para la constituci6n de la sociedad denominada "ROWAN DRILLING", SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, misma que se compone de lo siguiente : --- ------- - ---- ------ ---- --------- ------ a) . - Una carta, escrita en idioma espanol y extranjero, membretada y firmada por TRAVIS FRED BROOKS, apoderado de la sociedad denominada "ROWAN", SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE , en la que manifiesta su conformidad y autorizaci6n para que sea utilizada la denominaci6n social "ROWAN

2 DRILLING", SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE y se proceda a la cons ti tuci6n de la misma , documento que agrego al apendice del presente instrumento marcado con la letra "B" ; -------------------- --- - - ----------------------------- b ) . - Copia simple del instrumento en el que se hizo constar el otorgamiento de poderes en favor de TRAVIS FRED BROOKS por parte de "ROWAN", SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE , documento que agrego al apendice del presente instrumento marcado con la letra "C"; y ------------------------ c) . - Copia simple de la identificaci6n de TRAVIS FRED BROOKS , apoderado de "ROWAN" / SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, documento que agrego al apendice del presente instrumento m arcado con la letra "D". ----------------- -------- - - EXPUESTO LO ANTERIOR, la compareciente otorga las siguientes: --- ----------------- ------ CL Aus u LA s ----------------------- ------------------------ CAPITULO PRIMERO --------------- ----- - ---- ----- DENOMINACION, DOMICILIO , DURACION, OBJETO Y NACIONALIDAD PRIMERA. - La Sociedad se denominara "ROWAN DRILLING" . Esta denominaci6n ira siempre seguida de las palabras "SOCI EDAD DE RESPO NSABILIDAD LIMITADA DE CAPITAL VARIABLE" 0 de SUS abreviat uras "S. DER. L. DE C.V. 11 . ------- ----------- - -------------- ------------ SEGUNDA. - El domicilio social sera la CIUDAD DE MEXICO. Sin embargo, la sociedad podra establecer agencias o sucursales dentro o fuera de la Republica Mexicana, asi como senalar domicilios convencionales para el cumplimiento de determi nados actos y contratos . --------------------------------------------------------- TERCERA. - La duraci6n de la sociedad sera INDEFINIDA. ------------- CUARTA . - El OBJETO de l a sociedad es : - --------------------------- 1. Adquirir, arrendar, fletar, administrar y operar todo tipo de artefactos navales . En el entendi do de que l a Sociedad no operara embarcaciones para la navegaci 6n interior y de cabotaje. ----------- 2 . Adquirir, vender y distribuir refacciones, equipos e instrumentos que se requieran para la operaci6n de cualquier tipo de artefacto naval . -------------------- ---------------------------- 3. Importar, exportar, producir, comprar, vender, arrendar, distribuir, almacenar y comercializar cualquier articulo o bienes de consumo general, relacionados con la operaci6n de cualquier tipo de artefactos navales . - ----- ---------------------------------------

3 arrendar, para el beneficio de puertos y amarraderos de y la las complementarias para la movilizaci6n de artefactos puertos y zonas federales , previa concesi6n o autorizaci6n autoridades correspondientes . --------------------------------- - 5. Prestar servicios auxiliares necesarios para la embarcaciones y artefactos navales nacionales y requeridos por los navieros y armadores de los mismos, ( i) el agenciamiento de naves y, en particular, (ii) las en la contratacion de la tripulacion necesaria para l os desplazamientos de los buques que fuesen ordenados por el armador; (iii) la contratacion de tecnicos para los trabajos de inspeccion, control y supervision de cascos y maquinaria, en embarcaciones o artefactos navales nacionales o extranjeros, por cuenta de sociedades navieras, armadores o constructor as de embarcaciones, artefactos naval es o sociedades clasi ficadoras; (iv) trabaj os de exploracion, estudio, inspeccion, fotografia y fil macion de fondos submarinos, asi como el rescate de objetos situados en los mismos ; (v) la realizacion de operaciones de instalacion, enterramiento y reparacion de cables submarinos; (vi) la medicion de espesores de tuberias submarinas y supervision de instalaciones similares; (vii) la instalacion y mejora de equipos auxiliares submarinos de control remoto (remote operating vehicles) ; (viii) el arrendamiento de vehiculos submarinos de control remoto y sus accesorios, con o sin tecnicos para realizar inspecciones de mantenimiento y operatividad; (ix) los servicios de asesoramiento, consultoria, ingenieria, desarrollo y ejecucion de proyectos en alta mar y la direcci6n facultativa; (x) asesoramiento, supervision y control de operaciones instalacion, submarinas, en particular, de operaciones tendido y reparacion de cables submarines, de la intervencion e inspecci6n con vehiculos submarines de trabajos submarines y otros trabajos afines; (xi) el desarrol1o y disefio de vehiculos submarines de control remote y equipos para los mismos; (xii) la consultoria para la evaluacion, adquisici6n e integraci6n de nuevos equipos submarinos de control remote y sus sistemas auxiliares, asi como la realizaci6n de actividades formativas relacionadas con el mantenimiento, supervision y control de vehiculos submarines de control remoto. ------------------------- ---

4 6. Actuar como representante comercial, comisionista mercantil, agente, distribuidor y representante legal de todo tipo de personas o companias mexicanas o extranjeras . ------------------------------- 7. Contratar prestamos y todo tipo de operaciones de credito, constituir garantias, hipotecas, prendas y cualquier otro tipo de garantias, suscribir, endosar y otorgar cualquier tipo de instrumentos de credito, sin que esto represente un servicio publico. --------------------------------- -------------------------- 8. Comprar, vender, manufacturar, exportar, importar, asi como comerciar en cualquier forma todo tipo de mercancias y propiedad personal, ya sea actuando directamente como representante, agente o distribuidor . ------------------------ - ----------------------------- 9. Cons ti tuir subsidiarias y en general, adquirir y vender todo tipo de acciones o part es sociales y participar en el capital social de sociedades o companias desde el rnomento de su constituci6n o mediante la adquisici6n de acciones o partes sociales de sociedades ya constituidas.---------------------------- 10. Comprar, vender y en general comerciar asi como gravar toda clase de bienes raices necesarios para cubrir las necesidades de la Sociedad. ---------------------------------------------------------- 11. Celebrar y ejecutar todo tipo de convenios, contratos y actos juridicos con cualquier persona fisica o moral, ya sea privada o publica, y obtener y otorgar todo tipo de prestamos y creditos, con o sin garantia real o personal, asi como otorgar contratos para garantizar obligaciones de terceras personas, con 0 sin remuneraci6n, y cons ti tuir o participar en fideicomisos de todo tipo ya sea como Fideicomitente o Fideicomisario. ----------- ------- 12. Ernitir, firrnar, en cualquier caracter incluyendo el de Aval, y endosar toda clase de titulos de credito. -------------------------- 13. Adquirir, usar, vender y otorgar el uso de licencias con respecto a cualquier tipo de patente, rnarca y cualquier otro tipo de propiedad industrial y derechos de autor. ----------------------- 14. Participar en toda clase de lici taciones propuestas por la Administraci6n Publica Federal , los Estados y Municipios y ejecutar contratos de obra publica, servicios, suministro, arrendarniento o de cualquier naturaleza con las entidades rnencionadas . ------------- 15. En general, llevar a cabo todo tipo de actos y acti vidades relacionadas con el obj eto social. ---------------------------------

5 es de NACIONALIDAD MEXICANA . constituci6n o en cualquier participaci6n en la sociedad, por ese simple hecho como mexicano respecto de una y de los bienes, derechos , concesiones, participaciones extran·ero o ulterior de que sea titular la sociedad o bien de los obligaciones que deri ven de los contratos en los que la sea parte, y se entendera que conviene en de su gobierno, bajo la pena, en caso de faltar a su convenio, de perder dicho interes o participaci6n en beneficio de la Nacion Mexicana . ---------------------- - - - - --- - ----------------- ----------- CAPITULO SEGUNDO ---------- -------------- ---------------- CAPITAL SOCIAL Y PARTES SOCIALES - - -------------- SEXTA. - El capital social sera variable, con un minimo de UN MIL PESOS M O NEDA NACIO NAL , y un maximo ilimitado. --------------------- SEPTIMA. - El capital social se dividira en partes sociales que podran ser de valor y categoria desiguales, pero queen todo caso seran de multiplos de Un Peso Moneda Nacional . -------------------- Cada socio no tendra mas de una parte social . Cuando un socio haga una nueva aportaci6n o adquiera la totalidad o una fracci6n de la parte social de un coasociado, se aumentara en la cantidad respectiva el valor de su parte social, a no ser que se trate de part es sociales que tengan derechos di versos , pues entonces se conservara la individualidad de las partes sociales.------- ---- --- Podran expedirse constancias en las que se exprese el valor de las partes sociales de cada socio, en e l entendido que dichas constancias no son titulos de Credito. Las constancias inmediatamente antes citadas, seran firmadas , en su caso, por el Gerente o por dos de los miembros del Consejo de Gerentes, de haber Consejo de Gerentes . ---------------------------------------------- Bajo la responsabilidad de los Gerentes, la sociedad llevara un libro e special de los socios, en el cual se inscribiran el nombre, l a nac ionalidad, el domicilio, el numero de fax y la direcci6n de cor reo electr6nico de cada uno de los socios, asi como la clave del Regis tro Federal de Contribuyentes, si fuese residente en la Republica Mexicana, o el numero de identificaci6n fiscal asignado por l a autoridad fisc al del pais en que resida, si no fuese r e s idente en la Republica Mexicana . Todas las aportaciones y las

6 transmisiones que hicieren los socios conforme a la clausula Octava de estos estatutos, en su caso, se registraran en dicho libro. Dichas transmisiones no surtiran efectos hacia terceros sino despues de su inscripci 6n en dicho libro.------- ------------------ Cualquier persona que compruebe un interes legitimo tendra la fa cul tad de consul tar este libro que estara al cuidado de los Gerentes, quienes responderan personal y solidariamente de su existencia regular y de la exactitud de sus datos . --- - ------------  OCTAVA. - Las partes sociales, esten o no representadas por constancias, unicamente podran cederse previo acuerdo favorable de los socios, tornado de acuerdo con la clausula Decimo Primera ode conformidad con la clausula Decimo Tercera de estos estatutos . ---- Cuando la cesi6n de que trata esta clausula se autorice en favor de una persona extrana a la sociedad, los socios tendran el derecho del tanto y gozaran de un plazo de quince dias para ejercitarlo, contado desde la fecha en que se hubiese otorgado la autorizaci6n . Si fuesen varios los socios que quieran hacer uso de este derecho, les competera a todos en proporci6n a sus aportaciones . ----------- De no existir socios interesados en adquirir dichas partes sociales, estas podran ser adquiridas por terceros, siempre que la adquisici6n se lleve a cabo dentro de los siguientes tres meses . -- NOVENA. - Los aumentos de capital se haran mediante aportaciones adicionales de los socios o mediant e la admisi6n de nuevos socios .  En ambos ca sos se requerira el acuerdo favorable de los socios, tornado de acuer do con la clausula Decim o Primera o conforme a la clausula Decimo Tercera de estos estatutos. --------- -------------- Salvo acuerdo en contrario, los socios tendran preferencia para suscribir los aumentos de capital, en proporci6n a sus partes sociales . -------------------------------------------------------- -- DECIMA. - Las disminuciones de capital se haran mediante el retiro parcial o total de las aportaciones, sin mas formalidades que las establecidas en los presentes estatutos, siempre y cuando el acuerdo favorable se haya tornado de conformidad con la clausula Decimo Primera o la clausula Decimo Tercera de estos estatutos . Los socios tendran preferencia para disminuir sus aportaciones al capital social, en proporci6n a sus partes sociales, salvo acuerdo en contrario. - - ---------------- -------- ----------------------------

/ -z--,_r,~_q f ''(f. ;_. f. >', . , \. ' ,, J. ~ '"-<°) \ -- -~'.\ ..~'! .~, t' •I~ ~ .. !~ ;.:' ,/JT : \,: · 1 l 7 Z."'. Lo~ ::Lso.o: ~· renuncian al derecho de retire que ~-; J., 'i \ art ·.fccflo doscientos trece y demas disposiciones dicho derecho, contenidas en el capitulo octavo de la concede el con de Sociedades Mercantiles.-------------------------------- -------- ---- --------- ----------- CAPITULO TERCERO--- ---------------- - ----------------------- ASAMBLEAS DE SOCIO$ ------------------- DECIMO PRIMERA . - La Asamblea de Socios es el organo supremo sociedad y tendra las facultades siguientes: --------------------- 1 . - Discutir, aprobar, modificar o reprobar el balance general correspondiente al ejercicio social clausurado, y tomar, con estos motives, las medidas que se juzguen oportunas; -------------------- 11 . - Proceder al reparto de utilidades; III . - Nombrar y remover a los Gerentes; IV .- Designar, en su caso, al Comisario o Comisarios; ------------ V. - Intentar contra l os organos sociales y contra los socios, las acciones que correspondan para exigirles dafios y perjuicios; VI . - Resolver sabre la division y amortizacion de las partes sociales; --------------------------------------------------------- VII .- Modificar el contrato social; ------------------------------ VIII . - Consentir en las cesiones de partes sociales; ------------- IX . - Decidir sobre los aumentos y reducciones del capital social y sabre la admision de nuevos socios; ------------------------------ X. - Decidir sabre la fusion, escision, transformacion y disolucion de la sociedad; y ----------------------------------------------- - XI . - Las demas que le correspondan conforme a la ley o estos estatutos.------- -------------------------------------------------- Las Asambleas podran reunirse en cualquier tiempo, pero deberan celebrarse por lo menos , una vez al ano, dentro de los cuatro meses siguientes a la clausura del ejercicio social, a fin de tratar los asuntos senalados en los incises con numero romano uno, dos, tres y cuatro de esta clausula Decimo Primera . ------------------------- A fin de que una Asamblea se considere legalmente reunida en virtud de primera convocatoria, salvo que se vaya a tratar en la misma uno o mas de los asuntos mencionados en los incises con numero romano cinco , seis, siete, echo, nueve y diez de esta clausula Decimo Primera, sera necesario que este representado, por lo menos, el cincuenta por ciento del capital social y para que las resoluciones se consideren validas se requerira el voto afirmativo de los socios

8 que ~epresenten la mayoria del capital social representado. Si la Asamblea no pudiera reunirse por falta de quorum, los socios seran convocados por segunda vez, tomandose las decisiones por mayoria de votos, cualquiera que sea la porcion del capital representado.---- A fin de que una Asamblea que vaya a tratar uno o mas de los asuntos enumerados en los incisos con numero romano cinco, seis, siete, ocho, nueve y diez de esta clausula Decimo Primera se considere legalmente reunida, ya sea a virtud de primera o ulterior convocatoria, sera necesario que este representado, por lo menos, el setenta y cinco por ciento del capital social, y SUS resoluciones solo seran validas, si se toman por el voto afirmativo del setenta y cinco por ciento del capital social . ---------------- Los socios gozaran de un voto por cada UN PESO , MONEDA NACIONAL de aportacion . ------------------------------------------- ------------- DECIMO SEGUNDA . - Las Asambleas de Socios se verificaran de acuerdo con las siguientes reglas : --------------------------------------- I. - Se reuniran en el domicilio social, salvo caso fortuito o de fuerza mayor y seran convocadas por cualquiera de los Gerentes, por cualquiera de los Comisarios, en su caso, por los socios que representen mas de la tercera parte del capital social, por media de notificacion enviada por transmision via fax o correo electronico 0 servicio de mensajeria, en dicho orden de preferencia, con anticipacion minima de quince dias naturales, a la fecha de la Asamblea, al numero de fax, direccion de correo electronico, o domicilio registrado en el libro especial de socios, que contendra la fecha, hora y lugar de la Asamblea, el orden del dia y la firma de quien haga la ccnvocatoria . --------------------- II . - Cuando los concurrentes a una Asamblea representen el total de las partes sociales, no sera necesaria la convocatoria y tampoco lo sera en el caso de que una Asamblea se suspenda por cualquier causa para continuarse en hora y fecha diferentes . En cualquiera de estos casos se hara constar el hecho en el acta correspondiente. -------- III- Los socios podran concurrir a l a Asamblea personalmente o por medio de apoderado con poder general, especial o con carta poder, bastando en este ultimo caso la firma del socio y la de dos testigos . ------------------------------- --------------------------- IV . - Para que los socios sean admitidos a la Asamblea, bastara que esten inscritos en el libro especial de socios como duenos de una

I \ ... ' otra manera nombrara uno o mas escrutadores , quienes certifi caran el del capital social repre sentado y formularan la asistencia, con expresi6n de las partes sociales representadas . - - ------ ------- -------- ----- ---- --- ----------- VI . - Una vez que se haga constar la asistencia necesaria la persona que p r esida decla rara instalada la Asamblea y procedera a desahogar e l Orden del Dia, presidiendo los debates . ---- - - ------ VII . - Presidira la Asamblea cualqui era de los Gerentes al efecto designado o , en su defecto, la persona que elija l a misma Asamblea . Sera Secretario de la Asamblea el que elija la misma Asamblea . ---- VIII . - De cada Asamblea el Secr etario en funciones levantara un acta y formara un expediente, que se compondra de las siguientes piezas : a) la lista de asistencia; -------------- ------- --- --- --- - - - ----- - b) las cartas poder que se hubieren presentado o extracto certificado preparado por el Secretario en funciones o el escrutador, del documento presentado por los apoderados que representen socios ausent es para acr editar su personalidad; ------ c) una copi a del acta de la As amblea, la que sera f irmada por e l Presidente y el Secretario de la Asambl ea y , de haber s ido nombrados y encontrarse presentes, por el Comisario o l os Comisarios; ---------- --- - ----------------- ----- - - - - ---------- ----- d) los informes, dictamenes y demas documentos que se hubieren presentado en la Asamblea . - --------- ----- --- ----- - - - - - - - - ---------  El acta de la Asamblea se asentara e n el libro de actas y debera ser firmada por quienes hayan fungido como Presidente y Secretario. Cuando por cualquier circunstancia no pudiera asentarse el acta de una Asamblea en el libro, se protocolizara ante notario. --- ------- IX . - Si por cualquier motivo dejare de instal arse una Asamblea convocada l egalmente, se levant a ra tambien acta en que conste el hecho y sus motivos, y se formar a un e xpediente de a cue r do con e l inciso VIII anterior . ----- ----- --- - ---------- ------- ----- ------- X. - Las resoluciones de la Asamblea tomadas en los terminos de estos estatutos obligan a todos los socios, aun a los ausentes o disidentes y seran defini ti vas y sin ulterior r ecurso, quedando

10 autorizado en virtud de ellas el Gerente o el Consejo de Gerentes, en su caso, para tomar los acuerdos, dictar las providencias y hacer las gestiones o celebrar los contratos necesarios para ejecutar las citadas resoluciones.-------------------------------- DECIMO TERCERA. - Las resoluciones tomadas fuera de Asamblea, por unanimidad de todos los socios, tendran la misma validez que si hubieran sido adoptadas en Asamblea, siempre que se confirmen por escrito, mediante las firmas de los socios.----------------------- Las firmas de los socios, confirmando las resoluciones, podran constar en uno o varios documentos identicos . ------ --------------- Los socios podran confirmar las resoluciones por media de apoderado, sujetandose a las reglas siguientes : ------------------- Los socios personas morales , comprobaran la autoridad 0 representaci6n de sus apoderados mediante certificaci6n expedida por quien sea su Presidente o Secretario o Secretario Suplente del Consejo u 6rgano de Administraci6n, entregada al Gerente o Consejo de Gerentes, en su caso, entendido que la representaci6n de sus apoderados acredi tada en los terminos anteriores, se considerara vigente mientras nose notifique a la sociedad de su revocaci6n . --- Los socios personas fisicas , comprobaran la autoridad 0 representaci6n de sus apoderados mediante poder general o especial o mediante carta poder firmada por el propio socio y dos testigos, entendido que la representaci6n de sus apoderados acreditada en los terminos anteriores, tendra la vigencia expresada en el documento correspondiente.-------------------------------------------------- El Gerente o el Consejo de Gerentes, en su caso, formara un expediente con las confirmaciones por escrito de cada resoluci6n o conjunto de resoluciones , las cuales se asentaran en el libro de a etas, firrnadas por alguno de los Gerentes o por otra persona al efecto autorizada por los socios . Cuando por cualquier circunstancia no pudieren asentarse las resoluciones en el libro, se protocolizaran ante notario . ----------------------------------- ----------- -------------- CAPITULO CUARTO -------------------------- ADMINISTRACION DECIMO CUARTA . - La sociedad sera administrada por uno o mas Gerentes, nombrados por los socios en Asarnblea o fuera de Asamblea, en terminos de la clausula Decimo Tercera, quienes duraran en su

11 o hasta que sus sucesores hayan sido Los Gerentes no necesitan ser Consejo de Gerentes , que estara formado por que fijen los socios, quienes tambien podran elegir suplentes de dicho Consejo . ------------------ -------------- La sociedad se compromete a indemni zar a los Gerentes funcionarios que se nombren conforme a la clausula Decimo Sexta contra de cualquier responsabilidad personal que les pueda ser imputada como consecuencia del desempeno de sus cargos en representaci6n de la sociedad, ya sea por virtud de sentencia o por aplicaci6n de la ley o por cualquier causa, siempre y cuando la responsabilidad personal imputada a los Gerentes o a los funcionarios no se haya originado por negligencia o por mala conducta en el desempeno de su cargo. ----------------------------- Las resoluciones del Consejo de Gerentes se tomaran por mayoria de votos en sesiones al efect o convocadas por cualquiera de los miembros del Consejo de Gerentes mediante comunicaci6n escrita entregada a los demas miembros de dicho Consejo con anticipaci6n minima de cinco dias naturales . En la convocatoria se debera senalar el lugar de la reunion, el cual debera estar ubicado dentro del domicilio de l a sociedad, salvo que estuvieran presentes todos los miembros del Consejo de Ger entes, en cuyo caso la reunion podra efectuarse fuera del domicilio de la sociedad. - ------------------- Un miembro del Consejo Gerentes o l a persona designada al efecto levantara el acta de la sesi6n que debera asentarse en el libro de actas y ser firmada por quienes hayan fungido como Presidente y Secretario . - ------------------------------------------------------- El Consejo de Gerentes tambien podra tomar resoluciones fuera de sesi6n, por unanimidad de votos, siempre que se confirmen por escri to mediante las firmas de todos los miembros del Consejo de Gerentes en uno o varios documentos . Dichas resoluciones tendran la misma validez que si hubieren sido adoptadas en sesi6n del Consejo de Gerentes . ------------------------------------------------------- Las resoluciones tomadas por unanimidad fuera de sesi6n de Consejo de Gerentes, se asentaran asimismo en el libro de actas y seran firmadas por alguno de los miembros del Consejo de Gerentes o por cualquier otra persona autorizada en las propias resoluciones.-----

12 DECIMO QUINTA. - Salvo queen el acto de su nombramiento se limiten sus fa cul ta des, el Gerente o el Consej o de Gerentes, en su caso, tendra las facultades de un apoderado general para pleitos y cobranzas y para actos de administraci6n y actos de dominio, en terminos de los tres prirneros parrafos del articulo dos mil quinientos cincuenta y cuatro del C6digo Civil para la Ciudad de Mexico y sus correlativos de los C6digos Civiles de los Estados de la Republica Mexicana y del C6digo Civil Federal, incluyendo las facultades que requieran clausula especial conforme a lo dispuesto en el articulo dos mil quinientos ochenta y siete de dicho C6digo y sus correlativos de los C6digos Civiles de los Estados de la Republica Mexicana y del C6digo Civil Federal, entre las que de manera enunciati va y no limitativa se citan las de desistirse, de transigir, de comprometer en arbi tros, de absolver y articular posiciones, de hacer cesi6n de bienes, de recusar , de recibir pagos, de presentar querellas penales y de desistirse de las mismas, de constituirse como coadyuvante del Ministerio Publico y de interponer y desistirse del juicio de amparo, y celebrara y cumplira todos los actos, contratos y negocios relativos al objeto social . Asimismo, al Gerente o al Consejo de Gerentes, en su caso, se le confiere un poder general para asuntos laborales, que incluye la facultad par a celebrar contratos individuales y colectivos de trabajo, en el entendido de que podra representar a la sociedad ante las autoridades del trabajo con todas las facult ades a que se refieren los articulos once, seiscientos ochent a y nueve, seiscientos noventa y dos, setecientos ochenta y seis, ochocientos setenta y seis y demas relativos de la Le y Federal del Trabajo, pudiendo comparecer a las audiencias de conciliaci6n, demanda y excepciones y ofrecimiento y admisi6n de pruebas, a que se refiere el articulo ochocientos setenta y cinco de dicha Ley, otorgandose al Gerente o al Consejo de Gerentes todas las facultades especiales que se requieran para l os asuntos antes m encionados . Asimismo el Gerente o el Consejo de Gerentes, podran firmar con cualquier caracter titulos de credito, en los terminos de la fracci6n primera del articulo noveno de la Ley General de Titulos y Operaciones de Credito . El Gerente o el Consejo de Gerentes tendran facultades para otorgar y revocar poderes para la gesti6n de ciertos y determinados negocios sociales -------------------- ----------------

13

------------------------ CAPÍTULO QUINTO ------------------------

------------------------ **FUNCIONARIOS** ------------------------

**DÉCIMO SEXTA.-** Los socios en Asamblea o fuera de Asamblea por unanimidad, en términos de la cláusula Décimo Tercera o el Consejo de Gerentes, en sesión o fuera de sesión, por unanimidad, en términos de la cláusula Décimo Cuarta, podrán elegir a uno o más funcionarios, quienes tendrán las facultades que se les confieran.-

------------------------ CAPÍTULO SEXTO ------------------------

------------ **UTILIDADES, PÉRDIDAS Y FONDO DE RESERVA** ------------

**DÉCIMO SEPTIMA.-** Dentro de los primeros tres meses que sigan al cierre de cada ejercicio fiscal el Gerente o el Consejo de Gerentes, en su caso, deberá preparar un estado financiero, junto con sus documentos comprobatorios, que deberá incluir lo siguiente:

a) Un informe sobre el desarrollo de los negocios de la sociedad durante dicho ejercicio social, explicando las políticas seguidas y, en su caso, los principales proyectos existentes.---------------

b) Un informe que explique las principales políticas y criterios contables aplicados en la preparación de la información financiera.--------------------------------------------------

c) Un estado que muestre la posición financiera de la sociedad al cierre del ejercicio social.--------------------------------------

d) Un estado que muestre los resultados obtenidos por la sociedad durante dicho período, explicando claramente dichos resultados.----

e) Un estado que muestre los cambios en la posición financiera de la sociedad durante dicho período.---------------------------------

f) Un estado que muestre los cambios en las partidas que integran el patrimonio social ocurridos durante dicho ejercicio.------------

g) Las notas que se estimen necesarias para completar y aclarar toda la información contenida en los estados antes mencionados.----

La anterior información deberá estar disponible para el Comisario o Comisarios que, en su caso, se hubiesen nombrado, por lo menos un mes antes de la fecha de la Asamblea de Socios que deba celebrarse para discutir y revisar dicha información, para permitir al Comisario o Comisarios que preparen su dictamen y hagan sus observaciones y propuestas.----------------------------------------

Las utilidades si las hay, serán aplicadas como sigue: ------------

i) Un mínimo del cinco por ciento de las utilidades netas, antes de impuestos, serán separadas para constituir el fondo de reserva

14 legal hasta que dicho fondo alcance el veinte por ciento del capital social, como lo establece el articulo veinte de la Ley General de Sociedades Mercantiles . -------------------------------- ii) El saldo de las utilidades sera retenido por la sociedad, destinado a crear o incr ementar fondos de reserva o distribuido como dividendo, segun lo resuelvan los socios en Asamblea o por unanimidad, en terminos de la clausula Decimo Tercera de estos estatutos . ---- ----------------------------------------------------- iii) Los dividendos que hayan s i do decretados y que no hayan sido cobrados por los socios dentro de los siguientes cinco af\os, se consideraran renunciados en favor de la sociedad. ----------------- ------- ------------------ CAPITULO SEPTIMO ------------------------ - ---------- - - DISOLUCION Y LIQUIDACION DE LA SOCIEDAD ------------- DECIMO OCTAVA . - La sociedad se disolvera por alguna de las causas siguientes, en cuyo caso uno o mas liquidadores seran nombrados por los socios, en Asamblea o por unanimidad, en terminos de la clausula Decimo Tercera : - ------- - ---- --------------------------- a) Por la perdida de dos terceras partes o mas del capital social .  bl Por quiebra voluntaria o involuntaria de la sociedad, legalmente declarada , y ------------------------------------------------------ c) Por resoluci 6n de los socios . ---------------------------------- DECIMO NOVENA. - Despues de decretarse la disoluci6n, e l liquidador o liquidadores procederan a la liquidaci 6n de l a misma y a la distribuci6n del r emanente del haber entre l os socios, en proporci6n directa al valor de las partes sociales de que cada uno sea duef\o; s i se nombrasen dos o mas liquidadores, deberan actuar conjuntamente . ----------------------------------------------------- El liquidador o liquidadores tendran las mas amplias facul tades para la liquidaci6n y podran por tanto, cobrar todas las sumas que se adeuden a la sociedad y pagar las que esta deba; iniciar toda clase de juicios y proseguirlos hasta su conclusion con todas las facul tades de un apoderado general, de acuerdo con los articulos dos mil quinientos cincuenta y cuatro y dos mil quinientos ochenta y siete del C6digo Civil para la Ciudad de Mexico y sus correlatives de los C6digos Civiles de los Estados de la Republica Mexicana y del C6digo Civil Federal; cancelar hipotecas y otros gravamenes; transigir plei tos y vender propiedades o val ores de toda naturaleza . El liquidador o liquidadores tendran, en todo lo

/. . <. .- , ...... L• •• .,• ,, '1! 1 . . ,.,, , '· 15 las j"' I •.t..: ,,- que nd,, · e;:;i~ I especificamente previsto en estos factil tad~~ I? y obligaciones que les confieren articulos ~~o_:c~~#cuarenta y dos y siguientes de la So~ied~es Mercantiles . --------------------------------- ------------------------- CAPITULO OCTAVO ------------------ --------------------- DISPOSICIONES GENERALES ------------ VIGESIMO .- Los fundadores como tales, nose reservan part' especial alguna en las utilidades de la sociedad.----------- VIGESIMO PRIMERA. - Los ejercicios sociales coincidiran de del calendario, salvo disposici6n legal que permita lo contrario, en cuyo caso la fecha de cierre de las ejercicios sociales podra ser modificada par resoluci6n de los socios en Asamblea o par unanimidad, en terminos de l a clausula Decimo Tercera, sin necesidad de modificar estos estatutos . ------ --------------------- VIGESIMO SEGUNDA. - En todo lo que no este especificamente previsto en estos estatutos , se aplicaran las disposiciones que al respecto contiene la Ley General de Sociedades Mercantiles . ---------~------ -------------------- CLAUSULAS TRANSITORIAS PRIMERA. - El capital social minimo fij o sin derecho a retiro asciende a la suma de UN MIL PESOS, MONEDA NACIONAL, el cual qued6 totalmente suscrito y pagado en efectivo yen esta fecha, de la siguiente manera: -------- ----------------- --------------- ___ SOCIOS ----- ---------- PARTES - --- PORCENTAJE ----- VALOR --- ------------------------- SOCIALES -------- --- - ------------------ "ROWAN No. 2 LIMITED.", ---- 1 --------- 99.9% ------- $999.00 - UNA PARTE SOCIAL----------------------------------------------- CON VALOR DE NOVECIENTOS ---------------------------------- - - - - - NOVENTA Y NUEVE PESOS, ----------------------------------------- MONEDA NACIONAL .------------------------------------------------ "ROWAN COMPANIES, INC." , --- 1 - -------- 0.1% -------- $1.00 --- UNA PARTE SOCIAL----------------------------------------------- CON VALOR DE UN PESO , ---------- ------------------------- ------- MONEDA NACIONAL . -------------------------------------- ---------- T O T A L: DOS PARTES SOCIALES, -------------------------------- CON VALOR TOTAL DE UN MIL -------------------------------------- PESOS, MONEDA NACIONAL. ----- 2 --------- 100% -------- $1,000.00- SEGUNDA .- La compareciente de esta escritura, acuerda :

16 I.- Confiar la aclministraci6n de la sociedad a un CONSEJO GERENTES nombrando a las personas y con las cargos siguientes : -- NOMBRE ---------------------- CARGO ----- -------------------------- TRAVIS FRED BROOKS JR. ------------------- PRESIDENTE GRANT MATTHEW HOWARD --------------------- SECRETARIO ---------- JOSE ALEJANDRO REINA CASTORENA ----------- MIEMBRO Se confiere en favor del Consejo antes designados las facultades mencionadas en el CAPITULO CUARTO de las Estatutos Sociales de la Sociedad ademas de cualesquiera otras facultades que le confiera la Asamblea General de Socios . --------------------------------------- A los funcionarios designados se le LIBERA de la obligaci6n de caucionar su manejo . -------------------------------------------- II.- Por el momento no designar 6rgano de Vigilancia de la sociedad.-------------------------------------------------------- III.- Otorgar en favor de TRAVIS FRED BROOKS JR., GRANT MATTHEW HOWARD , JOSE ALEJANDRO REYNA CASTORENA, MICHAEL JAMES CLARK, CHRISTOPHE JEAN RAIMBAULT, ALAN QUINTERO, THEODORE DAVID GOBILLOT, THEODORE RUSSELL SANGALIS , SAMUEL ANGELO PANNUNZIO, STEPHEN MICHAEL BUTZ, DARIN JACOB GIBBINS, ZINK , ENRIQUE GARZA RUIZ ESPARZA y ANDRES ADRIENNE DANIELLE ADAME GONZALEZ DE CASTILLA, un poder general que podran ejercitar conjunta o individualmente para pleitos y cobr anzas y para actos de aclministraci6n en terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del C6digo Civil para el Distrito Federal, y de sus correlativos de las C6digos Civiles de los Estados de la Republica Mexicana y del C6digo Civil Federal, que incluira las facultades que requieran clausula especial conforme al articulo dos mil quinientos ochenta y siete del mismo C6digo y de sus correlati vos de los C6digos Ci viles de los Es ta dos de la Republica Mexicana y del C6digo Civil Federal, entre las que de manera enunciativa y no limitativa se citan las de desistirse, de transigir, de comprometer en arbitro, de absolver y articular posiciones, de hacer cesi6n de bienes, de recusar, de recibir pagos, de presentar querellas penales y de desistirse de las mismas, de constituirse en coadyuvantes del Ministerio Publico y de interponer y desistirse del juicio de amparo . Asimismo, los apoderados podran celebrar toda clase de contratos y ejecutar toda clase de actos relacionados con los objetos sociales, incluyendo la

...... ;. '2 4,~ :, .., '"""' .. .. , ~·{.• •~ 41' '. ~ \ ~ '"'"· . , ,... -;.,~ en • r!'! )!I ~ \ ~...,. , ~:'-:---~ , ~i~J ... ,;- de que los apoderados podran representar la Sociedad ~- c!1~;k~;1 ·--$de contratos individ~:les y colectivos '~- a~~'. i~i< toridades de trabajo con todas las ' ~ a que se reFi~ren los articulos once, seiscientos ochenta seiscientos noventa y dos , setecientos ochenta y seis, setenta y seis y demas relativos de la Ley Federal del pudiendo comparecer a la audiencia de conciliaci6n, e xcepciones y ofrecimiento y admisi6n de pruebas a que el articulo ochocientos setenta y cinco de dicha ley, otorgandose a los apoderados todas las fa cul ta des especial es que se requieran para los asuntos antes mencionados . --------- ---------------------- IV. - Otorgar en favor de TRAVIS FRED BROOKS JR., GRANT MATTHEW HOWARD, JOSE ALEJANDRO REYNA CASTORENA, MICHAEL JAMES CLARK, CHRISTOPHE JEAN RAIMBAULT, ALAN QUINTERO, THEODORE DAVID GOBILLOT, THEODORE RUSSELL SANGALIS y SAMUEL ANGELO PANNUNZIO , para ser ejecutado conjunta o separadamente para otorgar y suscribir ti tulos de credi to en los terminos de la fracci6n uno (romano) del articulo noveno de la Ley General de Titulos y Operaciones de Credito . ----- - ------------------------------------- v. - Otorgar en favor de TRAVIS FRED BROOKS JR. ' GRANT MATTHEW HOWARD , JOSE ALEJANDRO REYNA CASTORENA, MICHAEL JAMES CLARK, CHRISTOPHE JEAN RAIMBAULT, ALAN QUINTERO, THEODORE DAVID GOBILLOT, THEODORE RUSSELL SANGALIS y SAMUEL ANGELO PANNUNZIO , un poder especial que podr a ser ejercitado conjunta 0 individualmente, para abrir o cancel ar cualquier tipo de cuentas bancarias en nombre de la Sociedad en cualquier banco de su elecci6n, en Mexico o en e l extranjero, y para designar o sustituir a los firmantes autorizados para manejar y disponer de los fondos depositados en dichas cuentas . ------------------------ VI. - Ot orgar en favor de ARTURO BELLO TELLEZ, VICENTE BANUELOS RIZO, ANGEL MARTINEZ GONZALEZ, RODOLFO ZERTUCHE GRAGEDA, BENIGNO BOLANOS MORALES, JUAN PABLO ELIZONDO ONG y JOSE FERNANDO NIETO HERNANDEZ , un poder general que podran ejercitar conjunta o indi vidualmente para plei tos y cobranzas en terminos del primer parrafos del articulo dos mil quinientos cincuenta y cuatro del C6digo Civil para el Distrito Federal, y de sus correlativos de los C6digos Civiles de los Estados de la Republica Mexicana y del C6digo Civil Federal, que incluira las facul tades que requieran

18 clausula especial conforme al articulo dos mil quinientos ochenta y siete del mismo C6digo y de sus corr elatives de los C6digos Civiles de los Estados de la Republica Mexi cana y del C6digo Civil Federal, entre las que de manera enunciativa y no limitativa se c i tan las de desistirse, de transigir, de comprometer en arbitro, de absolver y articular posiciones, de hacer cesi6n de bienes, de recusar, de recibir pagos, de presentar querellas penal es y de desistirse de las mismas, de constituirse e n coadyuvantes del Ministeri o Publico y de interponer y desistirse del jui cio de amparo . En el entendido de que los apoderados podran representar a la Sociedad ante las autoridades de trabajo con todas l as facultades a que se refieren los articulos once, seiscientos ochenta y nueve, seiscientos noventa y dos, setecientos ochenta y seis, ochocientos setenta y seis y demas relatives de la Ley Federal del Trabajo, pudiendo comparecer a l a audi e nc i a de conc i l iaci6n, demanda y excepciones y ofrecimiento y admisi6n de pruebas a que se refiere el articulo ochocientos setenta y cinco de dicha ley, otorgandose a los apoderados todas las fa cul tades especiales que se requieran para los asuntos antes mencionados . -------------------------- - - - - - ----- VI I . - Otorgar en favor de ENRIQUE GARZA RUIZ ESPARZA, ENRIQUE GARZA TELLO, ANDRES ADAME GONZALEZ DE CASTILLA, AMADA BRACHO ZERTUCHE, MARIANA RAMIREZ GARCIA, ADRIANA SANCHEZ QUIROGA, RAFAEL GONZALEZ VAZQUEZ, YARA CYNTIA GUAL ANGELES , JUAN PABLO ELIZONDO ONG y JOSE FERNANDO NIETO HERNANDEZ, para ser ejercitado conjunta o separadamente, un Poder General par a actos de administraci6n en los terminos del segundo parrafo de l articulo dos mil quinientos cincuenta y cuatro del C6digo Civil para el Distrito Federal, y de sus correlativos de los C6digos Civiles de los Estados de la Republica Mexicana y del C6digo Civil Federal . ---------- - - ------ LIMITACION.- El poder a ntes menci onado , estara limitado para que l os apoderados realicen en nombr e y r ep resentaci6n de la Sociedad todo tipo de tramites, inscripciones y empadronamientos ante todo tipo de entidades gubernamentales, ya sean del Gobierno Federal o los Gobiernos Estatales o Municipales , y sus dependencias y ante todo tipo de autoridades j udicia les, incluyendo sin limi tar : la COMI S I ON NACIONAL DEL AGUA, la SECRETARIA DEL MEDIO AMBIENTE Y RECURSOS NATURALES, la AGENCIA NACIONAL DE SEGURIDAD INDUSTRIAL Y DE PROTECCION AL MED IO AMBIENTE DEL SECTOR HIDROCARBUROS , e l

PREVISION SOCIAL, el INSTITUTO MEXICANO DEL SEGURO SOC REGISTRO FEDERAL DE CONTRIBUYENTES, la SECRETARIA DE ECONOM REGISTRO NACIONAL DE INVERSIONES EXTRANJERAS, la HACIENDA Y CREDITO PUBLICO y el SERVICIO DE el TRIBUTARIA. ---------------------------- ----------------------- VIII.- Que los ejercicios sociales correran del primero de enero al treinta y uno de diciembre de cada ano a excepci6n del primero que correra de la fecha de firma de la presente escri tura al treinta y uno de diciembre del ano en curso . -------------------- TERCERA. - La compareciente de este instrumento, manifiesta que obra en la caja de la sociedad la suma de UN MIL PESOS, MONEDA NACIONAL, importe del capital social , pagado en efecti vo y en esta fecha . ------------------------------------------------------ -------------------- PERSON AL ID AD ------------------- Manifiesta ADRIANA SA.NCHEZ QUIROGA, que las representaciones con que comparece, no le han sido revocadas, ni en forma alguna limitadas, asimismo protesta ante mi la vigencia de las mismas y que SUS representadas, "ROWAN No. 2 LIMITED." y "ROWAN COMPANIES, INC.", se encuentran legalrnente capaci tadas para la celebraci6n de este acto, lo que me acredita, asi como su legal existencia, como sigue : ----------------------------------------------------- A) . - Respecto de "ROWAN No. 2 LIMITED.", con la certificaci6n expedida por el VEINTICINCO MIL suscrito notario de la escritura nurnero CUATROCIENTOS CUARENTA Y OCHO, de fecha veintiocho de septiembre de dos mil dieciocho, otorgada ante mi; y --------------------------------------------------------------- B) . - Respecto de "ROWAN COMPANIES, INC.", con la certificaci6n expedida por el suscrito notario de la escritura numero VEINTICINCO MIL CUATROCIENTOS CUARENTA Y NUEVE, de fecha veintiocho de septiernbre de dos mil dieciocho, otorgada ante mi .  Dichas certificaciones se agregan al apendice de este instrumento marcadas con la letra "E". ----------------------------------- ---- YO, EL NOTARIO, DOY FE : ---------------------------------------- I.- Que a mi juicio, a la compareciente la conceptuo capacitada legalmente para la celebraci6n de este acto, en virtud de que no observe

20 en ella manifestaci6n de incapacida d natural, ni tengo noticias de que este sujeta a incapacidad civil y que me asegure de su identidad en los terminos del articulo ciento cinco de la Ley del Hotariado en vigor, con el documen to que me e xhibe y que e n fotocopia agrego al apendice del presente instrume nto con l a letra "F".---------------- --- ---------- ----- 11. - Que la compar eciente decl ara por s us general es ser mexi cana por nacimiento, originaria de la Ciudad de Mexico, donde naci6 el dia dos de octubre de mil novecien tos noventa, soltera, empleada y con domicili o en Camino a Santa Teresa numero ciento oche nta y siet e " C", quinto piso, colonia Parques del Pedregal, Tl alpan, Ci udad de Mez i co . --------------- III . - Que adverti a l a compareciente que debera acredi t arme dentro del mes siguiente a la f echa de fir ma de la presente escritura haber presentado la solicit ud de inscripc i 6n de la sociedad e n el Registro Federal de Contribuyentes, y que en caso de no ezhibirme dicha solici t ud, procedere a dar el a viso c orrespondien te a l as autor idades fiscales competen tes . -------------- -------------------- -------------- --- IV.- Que la comparecien te, manifes t6 para e f ectos del arciculo veintisiete del C6digo Fiscal de l a Fede raci6n : a) . - Respecto de " ROWAN NO. 2 LIMITED." y de " ROWAN COMPANIES, INC.", que son personas mor a l es de naci onal idad e x tranjera , r esi dentes en el extranj ero, y opt a n de momento porno i nscr ibirse en e l Registro Federal de Contribuyentes, r a z6n por la cual declara ba j o p r otesta de decir verdad que la Sociedad dar a aviso, de lo a nterior, a la Admin istraci6n local de recaudaci6n que le corre s ponda dentro de los tres primeros meses sigui entes al c ierre del p r esente e j ercicio. - ------ ---- ---------- b) . - Par a efectos del octavo parra f o del cit ado a r ticulo veintisiete del C6digo Fiscal de la Fe deraci 6n y de c onfor midad con la regla dos punto cuatro punto veinte de la Resoluci6n Miscelanea Fiscal vigente, que la Clave de Registro Federal de contrib uye n tes de ENRIQUE GARZA RUIZ ESPARZA, ENRIQUE GARZA TELLO, ANDRES ADAME GONZALEZ DE CASTILLA, AMADA BRACHO ZERTUCHE, MARIANA RAMIREZ GARCIA, ADRIANA SANCHEZ QUIROGA, RAFAEL GONZALEZ VAZQUEZ, YARA CYNTIA GUAL ANGELES, JUAN PABLO ELIZONDO ONG, JOSE FERNANDO NIETO HERNANDEZ y JOSE ALEJANDRO REYNA CASTORENA, son : - -  (i) . - ENRI QUE GARZA RUIZ ESPARZA: "G, A, R, E, SEIS, CUATRO, CERO, SIETE, UNO, UNO, SIETE, A, TRES". ----------------------------- --------- (ii) . - ENRIQUE GARZA TELLO: "G, A, T 1 E, NUEVE, TRES, CERO 1 TRES, TRES, UNO, P, J, CERO". -------- - - --- - ---------------- -------------------- - - --- (iii) .- ANDRES ADAME GONZALEZ DE CASTILLA: "A, A , G, A, SIETE, SIETE, CERO, SIETE, CERO, SIETE, G, SEIS, SEIS".------------------ - ----------- (iv) . - AMADA BRACHO ZERTUCHE: "B, A, Z, A, SIETE, CUATRO 1 CERO, SEIS, DOS, OCHO, SEIS, R, SEIS" . ------------- --------- ---------------- - ------ -

-- ,,._ -~~:i;~ f,.._--;,; , - • ' • ,::,>",.. 5 ·\ "':r .. '~ \ \ ..,_ ~ SIETE, NUE I CERO' CINCO' iv) . - ~£!~ ' RAMIREZ GARCI A: "R, ~, G, M, •UNO...: l'V'UO . M, SEIS TRES". -------------------------------- ------------- ~ o'- ( ---' "<-u. , I , I ~ ,; .. ftf: ~ i.r5R'I~A SA.NCHE Z QUIROGA : "S , A, Q, A, NUEVE , GEa_q;~ Dos-:"' Dos, N, TRES". ---- - -------------------------------- CERO, (vii) . - RAFAEL GONZALEZ VAZQUEZ: "G, 0, V, R, SIETE, UNO, CUATRO, R, UNO, SEIS" . ---------------------------------- (viii) . - YARA CYNTIA GUAL A.NGELES: "G, U, A, Y, SIETE, UNO, DOS, CUATRO, L, SEIS, UNO". -------------------------- ------- (ix) .- JUAN PABLO ELIZONDO ONG : "E, I, O, J, SIETE, NUEVE, CERO, D DOS, DOS, J, U, OCHO". -------------------------------------- ------------ ( z) . - JOSE FERNANDO NIE TO HERNANDE z : I\ N' I ' H' FI OCHO I OCHO I CERO' UNO' UNO, CUATRO, T, G, SIETE" . ------------------------------ --------------- (xi) . - JOSE ALEJANDRO REYNA CASTORENA: "R, E, C, A, OCHO, UNO, CERO, TRES, CERO, SEIS, G, CUATRO, CUATRO".---------------------------------- Al efecto certifico que la clave de Registro Federal de Contribuyentes antes mencionada, coincide con la cedula respectiva, de la que agrego una fotocopia al apendice de este instrumento con la letra "G".-------- c) .- Para efectos del octavo parrafo del citado articulo veintisiete del C6digo Fiscal de la Federaci6n, respecto de TRAVIS FRED BROOKS JR. , GRANT MATTHEW HOWARD , JOSE ALEJANDRO REYNA CASTORENA, MICHAEL JAMES CLARK, CHRISTOPHE JEAN RAIMBAULT , ALAN QUINTERO, THEODORE DAVID GOBILLOT, THEODORE RUSSELL SANGALIS, SAMUEL ANGELO PANNUNZIO, STEPHEN MICHAEL BUTZ' DARIN JACOB GIBBINS' ADRIENNE DANIELLE ZINK, que son personas fisicasde nacionalidad extranjera, residentes en el extranjero, y optan de memento por no inscribirse en el Registro Federal de Contribuyentes, raz6n por la cual declara bajo protesta de decir verdad que la Sociedad dara aviso, de lo anterior, a la Administraci6n local de recaudaci6n que le corresponda de~tro de los tres primeros meses siguientes al cierre del presente ejercicio.--------------------------- v.- Que adverti a los comparecientes que, en virtud de que constituyen una sociedad con clausula de admisi6n de extranjeros, procedere a dar el aviso correspondiente a la Secretaria de Relaciones Exteriores, en cumplimiento con lo dispuesto por el articulo catorce del Reglamento de la Ley de Inversion Extranjera y del Registro Nacional de Inversiones Extranjeras.------------------------------------------------------------ VI.- Que adverti a la compareciente, queen virtud de que se constituye una sociedad de nacionalidad mexicana, con inversi6n extranj era gueda obligada a obtener la inscripci6n de l a misma en el Registro Nacional de Inversiones Extranjeras dentro de los cuarenta dias habiles siguientes a partir de la fecha de firma del presente instrumento, en los terminos del articulo treinta y dos de la Ley de Inversiones Extranjeras.--------

22 VII.- Que procedere a dar aviso del otorgamiento del presente inst rumen to al Registro Nacional de Inversiones Extranjeras de conformidad con el articulo treinta y cuatro de la Ley de Inversiones Extranjeras.----------------------------------------------------------- VIII. - Que adverti a la compareciente que en el caso en que el acto consignado en este instrumento origine la posibilidad de la realizaci6n de una actividad por parte de un extranjero para la cual no este previamente autorizado por la Secretaria de Gobernaci6n, el desempefio de dicha actividad quedara sujeto a la autorizaci6n que a su juicio expida la citada Secretaria.------------------------------------------------- - IX.- Que habiendo el suscrito exhortado a la compareciente para conducirse con verdad respecto del contenido del presente instrumento, me expres6 la misma que actua bajo protesta de decir verdad y que por mi conducto qued6 enterada que qui enes declaran falsamente incurren en delito, en terrninos de l o dispuesto en el articulo ciento setenta y siete de la Ley del Notariado para l a Ciudad de Mexico, haciendose acreedores a las penas p rivativas de la libertad o pecuniarias que sefiale, en su caso, la legislaci6n penal v i gente.---------------------- X.- Que tuve a l a vista l os documentos citados en este instrurnento.---- XI.- Que las notas cornplementarias de este instrumento se agregaran al apendice del rnismo con la letra "H" en hoja blanca sellada y firrnada por el suscrito notario . --------------------------------------------------- XII. - Que hice saber a la cornpareciente que t iene derecho de leer personalmente este instrumento y que su contenido le sea expl icado por el suscrito . ----------------------------------------- ------------------- XIII.- Que habiendo sido ent erada por el suscrito de l os derechos mencionados en el parrafo que a ntecede, opt6 por que se le l eyera este instrumento, lo que al efecto se hizo y que le explique acerca del valor, las consecuencias y alcances l egales del contenido del misrno . --- XIV. - Que hice saber a la cornpareciente las terrninos del Aviso de Privacidad que regula el control de dates e informaci6n que fueron recabados par el suscrito Notario para el otorgami ento del presente instrurnento, en terrninos de la Ley Federal de Protecci6n de Dates Personales en Posesi6n de los Particulares y , en consecuencia, rnanifiesta conocer el valor, las consecuencias y a l cances legales del contenido del rnismo . - -------------------------------------------------- xv. - Que de conformidad con el articulo decimo cuarto transitorio del Decreto par el que se declaran reformadas y derogadas diversas disposiciones de la Con stituci 6n Politica de las Estado Unidos Mexicanos, en materia de la Reforrna de la Ciudad de Mexico, publicado en el Diario Oficial de la Federaci6n, edici6n vespertina el dia veintinueve de enero de dos mil dieciseis, en vigor al d ia siguiente de

,_ ·\ I~ 1 1~ \. ~·. '.;_e·,, '\.: "i ... r. • 0 23 \-:-,,\ ~\j...t.uB.fi;ca'f EA , todas las referencias que se hagan al D' strito Federal, v· -~- ~~Tf;:;~\1 I ... ~~~ eij~~ ~~£~ep'derse hechas a la Ciudad de Mexico.--- ------ - - ------------ , ff - .. '(' 0 ,I' XV J.::.~ -.JJJ,t~""ia cornpareciente manifesto su instrurnento y su conforrnidad con el misrno, y lo firm6 fecha, mismo momento en que lo autorizo definitivamente .  ADRIANA SANCHEZ QUIROGA . - Firma . - ANTONIO ANDERE PEREZ MORE El sello de autorizar. ----- --- ---- --- ----- - ------- --- ------ - - - - ARTICULO DOS MIL QUINIENTOS CINCUENTA Y CUATRO DEL CODIGO CIVIL DISTRITO FEDERAL Y DEL CODIGO CIVIL FEDERAL. ---------- --- ----------- En cumplimiento a lo dispuesto por el articulo dos mil quinientos cincuenta y cuatro del C6digo Civil vigente, inserto el texto de dicho articulo que dice : "En todos los poderes generales para pleitos y cobranzas, bastara que se diga que se otorgan con todas las facultades generales y las especiales que requieran clausula especial conforme a la Ley, para que se entiendan conferidos sin limitac i6n alguna . ---- - --- --------- - --- ------- - --- ----- - En los poderes generales para administrar bienes, bastara expresar que se dan con ese caracter para que el apoderado tenga toda clase de facultades adrninistrativas . - --- --- - ----- --- ------- ----- - ------ - -------- En los poderes generales para ejercer actos de dominio, bastara que se den con ese caracter para que el apoderado tenga todas las facultades de dueno, tanto en l o relativo a los bienes, corno para hacer toda clase de gestiones a fin de defenderlos .----------- - - - - --- --- ------------ ------ -  Cuando se quisiere limitar, en los tres casos antes mencionados, las facultades de los apoderados, se consignaran las limitaciones, o los poderes seran especiales. - ---------- - --- --- --- --- ------ -------- - - - - ---- Los Notarios insertaran este articulo en los testimonios de los poderes que otorguen" . ------ - - -------- - --- --- --- - ----- ---- --- - - --- ----- ------ --- ANTO NIO ANDERE PEREZ M O RENO, Titular de la Notaria nurnero doscientos treinta y uno de la Ciudad de Mexico, expido copia certificada del instrurnento numero VEINTICINCO MIL CUATROCIENTOS CINCUENTA, de fecha veintiocho de dos mil dieciocho, otorgado ante mi, que contiene: La constituci6n de la RESPONSABILIDAD especialmente fiscales a de dos mil dieciocho . ANTONIO ANDERE PEREZ TITULAR DE LA NOTARI DE LA CIUDAD DE MEXI VARIABLE, " ROWAN", SOCIEDAD DE para los efectos Mexico, a veintiocho